                  EXHIBIT (21.1) SUBSIDIARIES OF THE REGISTRANT

THE VOTING STOCK OF THE FOLLOWING SUBSIDIARIES IS 100% OWNED BY THE REGISTRANT:


                                                              STATE OR SOVEREIGN
     NAME OF SUBSIDIARY                                         OF INCORPORATION
     ------------------                                         ----------------

        ENERGY WEST RESOURCES, INC.                          MONTANA

        MONTANA SUN, INC.                                    MONTANA

        ROCKY MOUNTAIN FUELS, INC.                           MONTANA







                                       E-3